UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2007

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

550 Bowie St.
Austin, Texas 78703
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01.         Regulation FD Disclosure.

Item 8.01.         Other Events.

On February 21, 2007, we announced that we and our wholly-owned subsidiary, WFMI Merger Co., a Delaware corporation (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) with Wild Oats Markets, Inc., a Delaware corporation (“Wild Oats”), pursuant to which we, through Merger Sub, will commence an offer to purchase all the outstanding shares of Wild Oats at a purchase price of $18.50 per share in cash (the “Tender Offer”).  Following the consummation of the Tender Offer, Merger Sub will merge with and into Wild Oats.

On February 21, 2007, we held a conference call to discuss our first quarter results of operations.  During the conference call, we also announced the execution of the Merger Agreement and our intention to commence the Tender Offer at a later date.  A copy of the script is furnished herewith as Exhibit 99.1.

The tender offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Whole Foods Market will file a tender offer statement with the U.S. Securities and Exchange Commission.  Investors and Wild Oats stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that will be filed by Wild Oats with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s Web site at www.sec.gov.

Item 9.01.         Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description
99.1	Script from earnings conference call held on February 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHOLE FOODS MARKET, INC.
Date: February 22, 2007	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Script from earnings conference call held on February 21, 2007.